UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 22, 2012

REALPAGE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34846	75-2788861
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4000 International Parkway Carrollton, Texas 75007

(Address of principal executive offices, including zip code)

(972) 820-3000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Base Salary and Target Bonus

On February 22, 2012, the Compensation Committee (the “Committee”) of the Board of Directors (“Board”) of RealPage, Inc. (the “Company”) approved changes effective March 1, 2012 to the annual base salary and target bonus for the Company’s principal executive officer, principal financial officer and other named executive officers as follows:

Officer	Title	Base Salary	Target Bonus
Stephen T. Winn	Chairman of the Board, Chief Executive Officer and Director	$475,000	$475,000
Timothy J. Barker	Chief Financial Officer and Treasurer	380,000	237,500
Dirk D. Wakeham	President	350,000	175,000
Margot Lebenberg	Executive Vice President, Chief Legal Officer and Secretary	350,000	175,000
Ashley Chaffin Glover	Executive Vice President, Chief Sales and Marketing Officer	340,000	212,500

Equity Incentive Awards

On February 22, 2012, the Committee granted awards of options to purchase shares of our common stock and awards of restricted stock under our 2010 Equity Incentive Plan to our principal executive officer, principal financial officer and other named executive officers as follows:

Named Executive Officer	Title	Stock Option Awards	Restricted Stock Awards
Stephen T. Winn	Chief Executive Officer and Chairman of the Board	100,000	50,000
Timothy J. Barker	Chief Financial Officer and Treasurer	70,000	35,000
Dirk D. Wakeham	President	30,000	15,000
Margot Lebenberg	Executive Vice President, Chief Legal Officer and Secretary	50,000	25,000
Ashley Chaffin Glover	Executive Vice President, Chief Sales and Marketing Officer	50,000	25,000

The stock option awards and restricted stock awards are governed by our 2010 Equity Incentive Plan and the forms of award agreements approved for use thereunder, copies of which were filed with the Commission as Exhibit 10.4 to Amendment No. 3 to our Registration Statement on Form S-1 (File No. 333-166397) on July 26, 2010 and Exhibits 4.6 through 4.9 of our Registration Statement on Form S-8 (File No. 333-168878) on August 17, 2010.

The stock option awards have an exercise price equal to the closing price per share of our common stock on the effective date of the grant. Each stock option award vests as to 5% of the shares of subject to such award on the first day of each calendar quarter, beginning on the first day of the calendar quarter following the date of grant, for 15 consecutive calendar quarters and as to the remaining 25% of the shares subject to such option on the first day of the calendar quarter following such 15th consecutive calendar quarter. The unvested shares of restricted common stock subject to each restricted stock award are subject to forfeiture to us upon certain events. Each restricted stock award vests as to 6.25% of the shares subject to such restricted stock award on the first day of each calendar quarter, beginning on the first day of the calendar quarter following the date of grant, for 16 consecutive quarters. Vesting of stock option awards and restricted stock awards is contingent on the recipient’s continued status as our service provider or as a service provider of one of our subsidiaries as of each applicable vesting date.

In addition to the foregoing vesting, the stock option awards and restricted stock awards granted to Mr. Winn, Mr. Barker and Ms. Lebenberg will vest as to 100% of the unvested shares subject to each such award upon any change in control of the Company.

2011 Management Incentive Plan Bonus

On February 22, 2012, the Committee determined and approved bonuses under our 2011 Management Incentive Plan (“2011 MIP”) for our named executive officers for the fiscal year ended December 31, 2011 as follows:

Named Executive Officer	Total 2011 MIP Bonus
Stephen T. Winn	$135,000
Timothy J. Barker	$67,860
Dirk D. Wakeham	$68,063
Margot Lebenberg	$55,250
Ashley Chaffin Glover	$46,750

The above amounts were determined and approved by the Committee utilizing performance metrics under the 2011 MIP.

2012 Management Incentive Plan

On February 22, 2012, the Committee approved the Management Incentive Plan for 2012 (“2012 MIP”). Our named executive officers participate in the 2012 MIP. The 2012 MIP target bonus for Mr. Winn is 100% of Mr. Winn’s base salary with a maximum bonus potential of 200% of Mr. Winn’s target bonus for achieving financial and individual performance objectives in excess of the targets and a minimum bonus potential of 0% of Mr. Winn’s target bonus. The 2012 MIP target bonus for Mr. Barker and Ms. Chaffin Glover is 62.5% of such named executive officer’s base salary with a maximum bonus potential of 200% of such named executive officer’s target bonus for achieving financial and individual performance objectives in excess of the targets and a minimum bonus potential of 0% of such named executive officer’s target bonus. The 2012 MIP target bonus of Mr. Wakeham and Ms. Lebenberg is 50% of such named executive officer’s base salary with a maximum bonus potential of 200% of such named executive officer’s target bonus for achieving financial and individual performance objectives in excess of the targets and a minimum bonus potential of 0% of such named executive officer’s target bonus. The performance metrics under the 2012 MIP are the same as the performance metrics under our 2011 MIP and include revenue and adjusted EBITDA targets and individual performance ratings. For each of Mr. Winn, Mr. Barker and Ms. Lebenberg, the achievement of 2012 bonus targets for overall corporate revenue, overall corporate adjusted EBITDA and individual performance ratings are weighted 30%, 45% and 25%, respectively. For each of Mr. Wakeham and Ms. Chaffin Glover, the achievement of 2012 bonus targets for overall corporate revenue, overall corporate adjusted EBITDA and individual performance ratings are weighted 45%, 30% and 25%, respectively.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Form of 2012 Management Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REALPAGE, INC.

By:	/s/ Margot Lebenberg

Margot Lebenberg Chief Legal Officer

Date: February 24, 2012

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of 2012 Management Incentive Plan